UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2012

EVERFLOW EASTERN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-19279	34-1659910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Main Street PO Box 629 Canfield, Ohio		44406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 533-2692

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 3, 2010, Everflow Eastern Partners, L.P. (the “Company”), disclosed that it had signed a letter agreement with Ohio Buckeye Energy, L.L.C. (the “Purchaser”), whereby the Company had agreed to sell the Company’s deep rights in certain Ohio properties totaling approximately 28,000 acres, which includes the depths below the stratigraphic equivalent of the top of the Queenston Formation (the “Disposition”), to the Purchaser for cash consideration (Form 8-K filed November 9, 2010). The Company received a $1 million deposit from the Purchaser that is to be credited to the Purchaser upon closing of the Disposition.

On February 21, 2012, the Company closed on the first part of the Disposition that was previously announced with the sale of approximately 28,000 acres to the Purchaser for cash consideration net to the Company’s interest of approximately $35 million.

The Company anticipates holding a second and final closing with the Purchaser during the second quarter of 2012 (the “Final Disposition”), as additional time is needed to allow the Company to cure various potential defects in the Company’s lease rights in the subject acreage as described in the closing conditions of the agreement. The Company also anticipates receiving cash consideration between February 21, 2012 and the Final Disposition (the “Interim Period”) on various defected lease rights as the defects become cured. In addition, the Company anticipates that there will be certain defects that it will be unable to cure. The Company expects to receive cash consideration net to the Company’s interest during the Interim Period and from the Final Disposition of approximately $1 million - $3 million. There can be no assurance that all of the conditions to closing the Final Disposition will be satisfied or that the Company’s expectations as to cash consideration to be received during the Interim Period and from the Final Disposition will be realized.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibit

99.1	Letter agreement between Everflow Eastern Partners, L.P. and Ohio Buckeye Energy, L.L.C., dated November 3, 2010

99.2	Amendment to the letter agreement between Everflow Eastern Partners, L.P. and Ohio Buckeye Energy, L.L.C., dated January 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everflow Eastern Partners, L.P
(Registrant)

	By:	Everflow Management Limited, LLC
General Partner

	By:	Everflow Management Corporation
Managing Member

Date: February 27, 2012

/s/ Brian A. Staebler
Brian A. Staebler
Vice President, Secretary-Treasurer and Principal Financial and Accounting Officer